Exhibit (c)-(2)

C O N F I D E N T I A L 2 5 J U L Y 2 0 1 5 F I N A N C I A L A N A L Y S I S D I S C U S S I O N M A T E R I A L S Project Xpress

Disclaimer This document has been prepared by Lazard based upon information provided to it by Xueda Education Group (“Xueda”) and publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts with respect to the anticipated future performance of Xueda. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of Xueda or any other entity, or concerning solvency or fair value of Xueda or any other entity. To the fullest extent permitted by law, Lazard disclaims any responsibility for the information herein and for any omissions from such information. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to future financial performance of Xueda. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. While any subsequent changes in the circumstances may affect the information herein, we assume no responsibility to update or supplement the information set forth herein. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard. These materials shall not be used for any purpose other than that for which they were provided. These materials do not constitute tax, accounting, actuarial, legal or other specialist advice, and Lazard shall have no duties or obligations to you in respect of these materials or other advice provided to you, except to the extent specifically set forth in an engagement or other written agreement, if any, that is entered into by Lazard and you. Lazard only acts for those entities and persons whom it has identified as its client and no-one else and will not be responsible to anyone other than such clients for providing the protections afforded to clients of Lazard nor for providing advice. C O N F I D E N T I A LP R O J E C T X P R E S S

Table of Contents I TRANSACTION OVERVIEW 1 II MANAGEMENT PROJECTIONS 3 III FINANCIAL ANALYSIS 4 APPENDICES A B C Additional Xpress Information WACC Analysis Premiums Paid Analysis 10 14 15 C O N F I D E N T I A LP R O J E C T X P R E S S

P R O J E C T X P R E S S I Transaction Overview

PROJECT XPRESS | I TRANSACTION OVERVIEW

Transaction Summary

The following summary outlines the proposal (the "Proposal") from the Independent Committee to Xiamen Insight Investment Co., Ltd. ("Insight") for the acquisition of Xueda Education Group ("Xueda" or the "Company")

TRANSACTION	■ Acquisition by Insight of all of the outstanding shares of Xueda ("Transaction ") ■ Acquisition by Insight of all of the equity interests of Xueda's on-shore operating entity ("VIE") and termination of certain control agreements ("Termination Agreement")
OFFER PRICE AND IMPLIED VALUATION	■ US$5.50 per ADS (or US$2.75 per ordinary share), valuing the fully-diluted ordinary share capital of Xueda at approximately US$355.8 million
CONSIDERATION	■ 100% cash
FINANCING	■ All of Insight's payment obligations guaranteed by Tsinghua Unigroup pursuant to Limited Guarantee ■ Maximum amount of Parent[1] Termination Fee payable by Insight to Xueda (being 5% of the equity value) shall be deposited within 5 business days after Xueda's shareholder vote is obtained
TREATMENT OF SHARE INCENTIVE PLANS	■ Existing share incentive plans of Xueda shall be terminated ■ Restricted share units and restricted shares shall be vested in full prior to closing and shall be cancelled at closing in exchange for the cash merger consideration ■ Unvested options shall be vested in full prior to closing and any of such vested "in-the-money" options shall be cashed out at closing, whilst any of such vested "underwater" options shall be cancelled without consideration
CERTAIN CLOSING CONDITIONS	■ <u>Closing Conditions to Each Party:</u> ▫ Shareholder approval: each of the Xueda requisite shareholder vote and the Insight requisite shareholder vote shall have been obtained ▫ Government approval: (i) the parties shall have made all necessary filings and shall have received clearance under the PRC Anti-Monopoly Law; (ii) the parties shall have received all other necessary pre-closing authorizations, consents, and approvals of all governmental entities ▫ As of Closing, there are no government orders or injunctions restraining, enjoining or otherwise prohibiting the merger ■ <u>Closing Conditions to Insight and Merger Sub[2]:</u> ▫ Representations and warranties of Xueda shall be true and correct subject to a Company MAE[3] standard, except with respect to certain fundamental representations which shall be true and correct in all respects (save for any de minimis inaccuracies) ▫ Xueda shall have performed or complied in all material respects with each of its agreements and covenants ▫ No Company MAE ▫ Holders of no more than 15% of the Company's shares shall have served notice of dissent ▫ VIE: — The Termination Agreement shall be in full force and effect and the termination of certain control agreements of VIE shall have become effective — The Equity Transfer Agreements (for the transfer of all of the equity interests of the VIE) shall be in full force and effect. 100% of the equity interests of the VIE shall have been duly transferred to Insight, such transfer shall have been duly registered with BAIC[4] and Xueda shall have delivered a true copy of written confirmation of such registration to Insight, in each case without material cost to Xueda or any of its affiliates, and at no cost to Insight or any of its affiliates

Source: Current Draft of Merger Agreement as of July 25, 2015

Note: (1) Parent means Xiamen Insight Investment Co., Ltd.; (2) Merger Sub means an exempted company with limited liability under the laws the Cayman Islands which shall be formed by Insight as its new wholly-owned subsidiary; (3) MAE means Material Adverse Effect; (4) BAIC means Beijing Administration for Industry and Commerce or its relevant local district counterparts

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Transaction Summary (Cont’d) The following summary outlines the proposal (the “Proposal”) from the Independent Committee to Xiamen Insight Investment Co., Ltd. (“Insight”) for the acquisition of Xueda Education Group (“Xueda” or the “Company”) merger agreement such amount required to be deducted and withheld with respect to the making of such payment under any provision of applicable tax law it is otherwise ready to close, and (iii) the failure of the conditions to be satisfied is not due to a breach by the Company, a subsidiary or a VIE shareholder of the the merger agreement is terminated either (x) for reaching the termination date or (y) because Xueda shareholders failed to approve the merger, and in either in the definition of “Acquisition Proposal” for this purpose) Approvals(2) have not been obtained and/or the VIE-related transactions have not yet been consummated Source: Current Draft of Merger Agreement as of July 25, 2015 Note: (1) Excluded Party means any solicited person that during the go-shop period makes a written Acquisition Proposal that the Independent Committee determines prior to the go-shop period end date constitutes a Superior Proposal; (2) Required Approvals means the PRC overseas investment approvals, the filing with SZSE and the approval of CSRC with respect to the consummation of the Transactions by Insight and Merger Sub and, if applicable, clearance under the PRC Anti-Monopoly Law approving the Transactions 2 GO SHOP  “Acquisition Proposal” defined as any proposal or offer for a business combination involving 15% or more of the net revenues, net income, total assets or equity securities of Xueda or any of its subsidiaries, taken as a whole  45-day go-shop period following the signing  “Superior Proposal” means any bona fide written Acquisition Proposal (with the percentage set forth in the definition of such term changed from 15% to 35%)  The Independent Committee shall determine in good faith, after consultation with its advisors, that such proposal constitutes a Superior Proposal TAX WITHHOLDING  Each of the surviving company, Insight and the paying agent shall only be entitled to deduct and withhold from any amounts otherwise payable pursuant to the TERMINATION FEE AND CONDITIONS FOR XUEDA TO RECEIVE TERMINATION FEE  US$17.0 million in the event that the merger agreement is terminated:  The Agreement is terminated by either party after the Termination Date, at the time of such termination (i) all conditions have been satisfied (other than regulatory approvals required by, or orders restraining, enjoining or otherwise prohibiting, the Merger, and the VIE condition), (ii) the Company has confirmed Merger Agreement, the Termination Agreement or the Equity Transfer Agreements  US$14.0 million in the event that the merger agreement is terminated:  A material breach of any representations, warranties or covenants by Insight  Failure to proceed to closing by Insight despite all closing conditions having been satisfied  US$4.4 million in the event that the merger agreement is terminated:  Shareholder meeting of Insight has been convened and shareholder approval was not obtained TERMINATION FEE AND CONDITIONS FOR INSIGHT TO RECEIVE TERMINATION FEE  US$7.0 million in the event that the merger agreement is terminated:  An Acquisition Proposal received by Xueda after the go-shop period (or during the go-shop period from a party other than an Excluded Party(1)) was determined by the Independent Committee to constitute a Superior Proposal  Xueda consummates an Acquisition Proposal or enters into a definitive agreement with respect to an Acquisition Proposal within a 12-month tail period after case a bona fide Acquisition Proposal was made known prior to such termination (provided that references to “15%” will be deemed to be references to “35%”  A material breach of any representations, warranties or covenants by Xueda  A change in recommendation by Xueda’s board after the go-shop period (or during the go-shop period from a party other than an Excluded Party)  Xueda’s board fails to include the Company Recommendation in the proxy statement TERMINATION DATE  6 months from signing, subject to extension of up to 180 days by either Parent or the Company in its sole discretion if at the time of such extension the Required P R O J E C T X P R E S SIT R A N S A C T I O N O V E R V I E W

P R O J E C T X P R E S S II Management Projections

PROJECT XPRESS | II MANAGEMENT PROJECTIONS

Management Projections

(US$ '000)	Historical			Management Projections						2015E-2020E
	2012A	2013A	2014A	2015E	2016E	2017E	2018E	2019E	2020E	CAGR
Income Statement										
Net Revenue	293,157	347,047	338,314	354,685	376,700	398,936	421,232	441,276	458,611	5.3%
% Growth	*32.2%*	*18.4%*	*(2.5%)*	*4.8%*	*6.2%*	*5.9%*	*5.6%*	*4.8%*	*3.9%*	
Cost of Revenue	(219,655)	(239,948)	(254,612)	(259,087)	(272,596)	(288,311)	(303,659)	(315,897)	(327,626)	
Gross Profit	73,502	107,099	83,702	95,598	104,104	110,624	117,572	125,380	130,985	6.5%
% Gross Margin	*25.1%*	*30.9%*	*24.7%*	*27.0%*	*27.6%*	*27.7%*	*27.9%*	*28.4%*	*28.6%*	
Selling and Marketing Expenses	(31,336)	(36,308)	(36,216)	(37,652)	(40,559)	(43,360)	(46,175)	(48,342)	(50,668)	6.1%
% of Net Revenue	*10.7%*	*10.5%*	*10.7%*	*10.6%*	*10.8%*	*10.9%*	*11.0%*	*11.0%*	*11.0%*	
General and Administrative Expenses	(46,262)	(52,716)	(60,042)	(55,149)	(58,162)	(61,090)	(63,895)	(66,782)	(69,197)	4.6%
% of Net Revenue	*15.8%*	*15.2%*	*17.7%*	*15.5%*	*15.4%*	*15.3%*	*15.2%*	*15.1%*	*15.1%*	
EBIT	(4,096)	15,097	(12,194)	2,797	5,382	6,174	7,502	10,255	11,121	31.8%
% EBIT Margin	*(1.4%)*	*4.4%*	*(3.6%)*	*0.8%*	*1.4%*	*1.5%*	*1.8%*	*2.3%*	*2.4%*	
Adjusted EBITDA(1)	9,760	31,288	4,767	14,579	15,653	16,395	17,786	20,707	22,590	9.2%
% EBITDA Margin	*3.3%*	*9.0%*	*1.4%*	*4.1%*	*4.2%*	*4.1%*	*4.2%*	*4.7%*	*4.9%*	
Net Income (Loss) to Ordinary Shareholders	(4,773)	16,151	(10,022)	6,549	8,092	8,886	10,058	12,242	13,117	14.9%
% Net Margin	*(1.6%)*	*4.7%*	*(3.0%)*	*1.8%*	*2.1%*	*2.2%*	*2.4%*	*2.8%*	*2.9%*	
Key Balance Sheet Items										
Cash and Cash Equivalents	238,070	246,682	208,546	220,366	233,033	245,494	258,430	272,361	286,643	
Total Current Assets	256,908	272,094	229,654	243,502	257,046	270,529	284,463	299,190	314,234	
Net PP&E	40,616	34,826	30,433	27,518	26,665	26,417	26,664	27,244	27,240	
Total Non-Current Assets	59,357	59,524	49,295	47,081	46,761	47,022	47,670	48,590	48,852	
Total Assets	316,265	331,618	278,949	290,584	303,808	317,551	332,132	347,779	363,086	
Deferred Revenue	133,792	133,854	126,148	131,234	136,365	141,223	145,746	149,151	151,342	
Total Liabilities	187,038	179,119	168,235	173,321	178,452	183,310	187,833	191,238	193,429	
Total Equity	129,227	152,499	110,714	117,263	125,355	134,241	144,299	156,541	169,657	

Source: Management's projections approved by the Independent Committee

Note: (1) Adjusted EBITDA excludes non-recurring items, including impairment loss on goodwill, impairment loss on intangible assets and foreign exchange (gain)/loss

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P R O J E C T X P R E S S III Financial Analysis

PROJECT XPRESS | III FINANCIAL ANALYSIS

Financial Analysis Summary

METHODOLOGY		IMPLIED PRICE PER ADS[1]	KEY ASSUMPTIONS
DCF Analysis	Terminal Growth	$2.65 – $3.46	WACC: 11.0 – 14.0%; Perpetual Growth Rate: 3.0 – 5.0%; Adjustment[2] of US$91.0m as of Mar 31, 2015
	Exit Multiple	$3.07 – $4.10	WACC: 11.0 – 14.0%; Terminal EV/EBITDA Multiple: 6.0 – 10.0x; Adjustment[2] of US$91.0m as of Mar 31, 2015
Publicly Traded Comparables	Enterprise Value/ 2015E EBITDA	$2.82 – $4.67	5.9[3] – 13.8x[4] 2015E EBITDA of US$14.6m; Adjustment[2] of US$91.0m as of Mar 31, 2015
	Enterprise Value/ 2016E EBITDA	$2.92 – $4.11	5.9[3] – 10.7x[4] 2016E EBITDA of US$15.7m; Adjustment[2] of US$91.0m as of Mar 31, 2015
	2015E P/E	$1.70 – $1.95	16.3[3] – 18.7x[4] 2015E Net Income of US$6.5m
	2016E P/E	$1.86 – $1.99	14.4[5] – 15.4x[6] 2016E Net Income of US$8.1m
Precedent Transactions	Enterprise Value/ LTM EBITDA	$1.68 – $1.85; $4.07 – $4.23	8.0 - 14.0x[7] LTM EBITDA of US$1.8m[8] as of Mar 31, 2015; Adjustment[9] of US$240.7m as of Mar 31, 2015; Adjustment[2] of US$91.0m as of Mar 31, 2015
	Enterprise Value/ 2015E EBITDA	$3.08 – $4.24; $5.47 – $6.63	7.0 - 12.0x[7] 2015E EBITDA of US$14.6m; Adjustment[9] of US$240.7m as of Mar 31, 2015; Adjustment[2] of US$91.0m as of Mar 31, 2015
52-Week Trading Range		$2.08 – $4.35	52-week trading range (as of July 23, 2015)
Premium Paid Analysis (Premium over 1-Day Price)		$3.29 – $3.62	16.5 – 28.5%[10] premium to Xpress' Apr 19, 2015 unaffected share price (US$2.82/ADS)
Premium Paid Analysis (Premium over 30-Day VWAP)		$3.29 – $3.86	11.6 – 30.6%[10] Premium to Xpress' 30-day VWAP (US$2.95/ADS) prior to Apr 20, 2015

For Reference Purpose Only (52-Week Trading Range; Premium Paid Analysis)

Current Price[11]: $3.18 | Initial Offer Price: $3.38 | Revised Offer Price: $5.50

Note: (1) Assuming 62,678,035 basic ADS outstanding as of June 30, 2015; (2) Adjustment includes full amount of Net Cash (US$227,994,000) (excluding announced cash dividend payout of US$9,982,000), Minority Interest (US$30,000), Investment under Equity Method (US$12,671,000) and excludes Deferred Revenue (US$149,666,000); (3) The low end of trading multiples is based on the median of the U.S. education companies; (4) The high end of trading multiples is based on the median of the U.S.-listed Chinese education companies; (5) The low end of trading multiples is based on the median of the U.S.-listed Chinese education companies; (6) The high end of trading multiples is based on the median of the U.S. education companies; (7) Low end as 25% percentile multiple and high end as 75% percentile multiple of precedent transactions round up/down to the nearest integer; (8) Excludes non-recurring items, including impairment loss on goodwill, impairment loss on intangible assets and foreign exchange (gain)/loss in 2014; (9) Same adjustment as described in footnote (2), but not excluding Deferred Revenue of (US$149,666,000); (10) Low end as 25% percentile multiple and high end as 75% percentile multiple of precedent privatization transactions; (11) As of July 23, 2015.

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PROJECT XPRESS III FINANCIAL ANALYSIS

Discounted Cash Flow Analysis

(US$ '000)	Management Projections					
	2015E	2016E	2017E	2018E	2019E	2020E
Net Revenue	354,685	376,700	398,936	421,232	441,276	458,611
% Growth	*4.8%*	*6.2%*	*5.9%*	*5.6%*	*4.8%*	*3.9%*
Adjusted EBITDA(3)	14,579	15,653	16,395	17,786	20,707	22,590
% EBITDA Margin	*4.1%*	*4.2%*	*4.1%*	*4.2%*	*4.7%*	*4.9%*
EBIT	2,797	5,382	6,174	7,502	10,255	11,121
% EBIT Margin	*0.8%*	*1.4%*	*1.5%*	*1.8%*	*2.3%*	*2.4%*
Less: Cash Taxes	(839)	(1,615)	(1,852)	(2,251)	(3,077)	(3,336)
% Tax Rate	*30.0%*	*30.0%*	*30.0%*	*30.0%*	*30.0%*	*30.0%*
NOPAT	1,958	3,768	4,322	5,252	7,179	7,785
Plus: D&A	11,782	10,271	10,221	10,284	10,452	11,469
Less: Capital Expenditures	(8,867)	(9,418)	(9,973)	(10,531)	(11,032)	(11,465)
Less: Change in Working Capital	2,356	3,721	3,327	3,125	2,270	1,161
Unlevered Free Cash Flow	**7,229**	**8,341**	**7,897**	**8,129**	**8,869**	**8,950**

Note:
(1) Assuming cash-based compensation will replace share-based compensation and is included in operating expenses for the calculation of EBIT per management;
(2) Assuming valuation date is as of Mar 31, 2015 and free cash flow is discounted at the mid year of each year;
(3) Adjusted EBITDA excludes non-recurring items, including impairment loss on goodwill, impairment loss on intangible assets and foreign exchange (gain)/loss.

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PROJECT XPRESS | III FINANCIAL ANALYSIS

Discounted Cash Flow Analysis (cont'd)

TERMINAL GROWTH SENSITIVITY ANALYSIS

(US$ '000)

Terminal Growth Methodology

Discount Rate	NPV of FCFs as of 03/31/2015	PV of Terminal Value @ Perpetuity Growth Rate 3.0%	4.0%	5.0%	Enterprise Value @ Perpetuity Growth Rate 3.0%	4.0%	5.0%
11.0%	$ 35,529	$ 66,619	$ 76,876	$ 90,551	$ 102,149	$ 112,405	$ 126,080
12.5%	34,289	52,283	59,002	67,511	86,572	93,291	101,800
14.0%	33,124	42,121	46,782	52,480	75,244	79,906	85,604

Discount Rate	Adjustment [(1)] as of 03/31/2015	Equity Value @ Perpetuity Growth Rate 3.0%	4.0%	5.0%	Terminal Value as % of EV @ Perpetuity Growth Rate 3.0%	4.0%	5.0%
11.0%	$ (91,029)	$ 193,178	$ 203,434	$ 217,109	65.2%	68.4%	71.8%
12.5%	(91,029)	177,601	184,320	192,829	60.4%	63.2%	66.3%
14.0%	(91,029)	166,273	170,935	176,633	56.0%	58.5%	61.3%

Discount Rate	Implied Terminal EV/EBITDA Multiple @ Perpetuity Growth Rate 3.0%	4.0%	5.0%	Implied Price per ADS (US$) @ Perpetuity Growth Rate 3.0%	4.0%	5.0%
11.0%	5.4x	6.2x	7.3x	$ 3.08	$ 3.25	$ 3.46
12.5%	4.6x	5.1x	5.9x	2.83	2.94	3.08
14.0%	4.0x	4.4x	4.9x	2.65	2.73	2.82

Note: (1) Adjustment includes full amount of Net Cash (US$227,994,000) (excluding announced cash dividend payout of US$9,982,000), Minority Interest (US$30,000), Investment under Equity Method (US$12,671,000) and excludes Deferred Revenue (US$149,666,000)

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PROJECT XPRESS | III FINANCIAL ANALYSIS

Discounted Cash Flow Analysis (cont'd)

EXIT MULTIPLE SENSITIVITY ANALYSIS

(US$ '000)

	Exit Multiple Methodology						
Discount Rate	NPV of FCFs as of 03/31/2015	PV of Terminal Value @ Terminal EV/EBITDA Multiple			Enterprise Value @ Terminal EV/EBITDA Multiple		
		6.0x	8.0x	10.0x	6.0x	8.0x	10.0x
11.0%	$ 35,529	$ 78,365	$ 130,608	$ 182,852	$ 113,894	$ 166,137	$ 218,381
12.5%	34,289	73,033	121,721	170,409	107,322	156,010	204,698
14.0%	33,124	68,127	113,544	158,962	101,250	146,668	192,086

Discount Rate	Adjustment [1] as of 03/31/2015	Equity Value @ Terminal EV/EBITDA Multiple			Terminal Value as % of EV @ Terminal EV/EBITDA Multiple		
		6.0x	8.0x	10.0x	6.0x	8.0x	10.0x
11.0%	$ (91,029)	$ 204,923	$ 257,166	$ 309,410	68.8%	78.6%	83.7%
12.5%	(91,029)	198,351	247,039	295,727	68.1%	78.0%	83.2%
14.0%	(91,029)	192,279	237,697	283,115	67.3%	77.4%	82.8%

Discount Rate	Implied Perpetuity Growth Rate @ Terminal EV/EBITDA Multiple			Implied Price per ADS (US$) @ Terminal EV/EBITDA Multiple		
	6.0x	8.0x	10.0x	6.0x	8.0x	10.0x
11.0%	3.8%	6.6%	7.8%	$ 3.27	$ 3.69	$ 4.10
12.5%	5.1%	8.0%	9.2%	3.16	3.55	3.94
14.0%	6.5%	9.4%	10.7%	3.07	3.43	3.79

Note: (1) Adjustment includes full amount of Net Cash (US$227,994,000) (excluding announced cash dividend payout of US$9,982,000), Minority Interest (US$30,000), Investment under Equity Method (US$12,671,000) and excludes Deferred Revenue (US$149,666,000)

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PROJECT XPRESS III FINANCIAL ANALYSIS

Comparable Company Analysis

Company	Share Price 07/23/2015	% of 52 Week High	Equity Value (US$m)	Enterprise Value (US$m)	Adjusted EV (1) (US$m)	Adjusted EV / Revenue 2015E	Adjusted EV / Revenue 2016E	Adjusted EV / EBITDA 2015E	Adjusted EV / EBITDA 2016E	Price / Earnings 2015E	Price / Earnings 2016E
U.S.-Listed Chinese Education Companies											
New Oriental Education	$ 23.20	85.4%	$ 3,640	$ 2,443	$ 2,868	2.30x	2.00x	13.8x	11.1x	17.4x	14.4x
TAL Education Group	35.25	89.8%	2,817	2,402	2,579	4.44x	3.38x	22.4x	15.8x	26.1x	19.0x
Tarena International	12.41	78.3%	651	500	525	2.85x	2.19x	13.3x	8.8x	16.9x	11.9x
China Distance Education	13.60	61.8%	491	393	437	3.70x	2.94x	13.8x	10.2x	20.0x	14.3x
					Mean	**3.32x**	**2.63x**	**15.8x**	**11.5x**	**20.1x**	**14.9x**
					Median	**3.27x**	**2.56x**	**13.8x**	**10.7x**	**18.7x**	**14.4x**
U.S. Education Companies											
Graham Holdings Company	$ 674.03	60.2%	$ 3,932	$ 3,536	$ 3,912	1.43x	1.48x	11.9x	10.8x	27.7x	26.0x
Grand Canyon Education, Inc.	44.20	85.0%	2,081	1,979	2,091	2.70x	2.45x	8.3x	7.4x	16.3x	14.7x
Apollo Education Group, Inc.	13.81	40.0%	1,487	821	1,307	0.50x	0.58x	3.9x	4.7x	13.0x	16.2x
Capella Education Co.	54.10	69.5%	661	528	539	1.24x	1.18x	5.9x	5.4x	15.8x	14.5x
K12, Inc.	13.72	57.9%	526	436	492	0.52x	0.57x	4.5x	NM	20.0x	NM
Bridgepoint Education, Inc.	9.48	67.7%	433	179	282	0.48x	0.48x	7.2x	6.4x	44.5x	34.2x
American Public Education, Inc.	26.03	69.5%	446	334	358	1.07x	1.06x	4.7x	4.6x	12.8x	12.6x
					Mean	**1.14x**	**1.11x**	**6.6x**	**6.5x**	**21.4x**	**19.7x**
					Median	**1.07x**	**1.06x**	**5.9x**	**5.9x**	**16.3x**	**15.4x**
Xpress - Management Projections (Current Price)	**$ 3.18**	**73.1%**	**$ 198**	**$ (42)**	**$ 107**	**0.30x**	**0.28x**	**7.4x**	**6.8x**	**30.3x**	**24.5x**
Xpress - Management Projections (Offer Price)	**5.50**	**126.5%**	**343**	**$ 102**	**$ 252**	**0.71x**	**0.67x**	**17.3x**	**16.1x**	**52.3x**	**42.4x**

Source: Bloomberg, Capital IQ
Note: NM represents negative multiple or multiple exceeds 50 times
(1) Adjusted enterprise value excludes deferred revenue and student deposit;
(2) EBITDA and earnings are projected a material drop in 2016.

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PROJECT XPRESS III FINANCIAL ANALYSIS

Precedent Transaction Analysis[1]

Announcement Date	Acquiror	Target	Stake Sought	Enterprise Value (US$m)	EV/ LTM EBITDA	EV/ NFY EBITDA
05/13/2014	Learning Technologies Group	Preloaded Limited	100%	$ 9.4	9.5x	NA
03/13/2014	Hellman & Friedman	Renaissance Learning	96%	1,100.0	14.0x	NA
12/24/2013	Consortium	Noah Education Holdings	100%	20.4	9.2x	NA
06/30/2013	Chairman and CEO	ChinaEdu	100%	50.2	2.1x	2.6x
11/26/2012	Apollo Global Management	McGraw-Hill Education	100%	2,648.0	7.1x	NA
03/05/2012	PLATO Learning	Archipelago Learning	100%	324.5	15.5x	14.4x
08/15/2011	Permira	Renaissance Learning	100%	485.0	12.0x	11.8x
05/18/2011	Leeds Equity Partners	Nobel Learning Communities	100%	144.7	8.4x	8.3x
12/16/2010	Scantron	GlobalScholar, Inc.	100%	166.6	12.1x	NA
11/02/2010	K12	American Education Corporation	100%	34.1	8.6x	NA
07/01/2010	Pearson	Sistema Educacional Brasileiro (School Learning Systems Division)	100%	460.9	14.6x	NA
06/01/2010	Archipelago Learning	Educationcity Ltd	100%	87.0	14.5x	NA
03/26/2010	Thoma Bravo	PLATO Learning	100%	109.1	7.0x	7.2x
		Mean		**$ 433.8**	**10.5x**	**8.8x**
		Median		**144.7**	**10.8x**	**8.3x**
		75th Percentile		**$ 460.9**	**14.1x**	**11.8x**
		25th Percentile		**50.2**	**8.1x**	**7.2x**

Source: Company filings, Broker reports, Bloomberg, Capital IQ
Note: (1) Selected comparable K-12 education transactions

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PROJECT XPRESS Appendices LAZARD

P R O J E C T X P R E S S A Additional Xpress Information

Price Performance – Last Twelve Months (1) Share 6.0 2,500 5.0 2,000 takeover offer from Insight, 4.0 1,500 3.0 1,000 2.0 ed 14Q2 ay 20, 2015 of US$118m, esents a yoy 500 incr % decrease of 0.2% 1.0 0.0 0 Jul 2014 Oct 2014 Dec 2014 Feb 2015 May 2015 Jul 2015 Source: Bloomberg, Company website, Company filings Note: (1) As of July 23, 2015 10 Revised Offer Price $5.50 per ADS Mar 18, 2015 The CEO Mr. JIN Xin Apr 20, 2015 Xueda announced that the board has received a public Nov 18, 2014 Announced 14Q3 revenue of US$72.6m, represents a yoy decrease of 8.6% acquired 1,095 non registered common shares and 1 million ADS, with total value of c. US$15m with an offer price of $3.38 per ADS, which implies $217m for 100% of Xueda’s equity Initial $3. Offer Price 38 per ADS Mar 4, 2015 Aug 25, 2014 Published 2014 annual report, with 14Q4 revenue of US$ 59.7m represents a yoy decrease of 3.6% annual revenue of US$338m represents a yoy decrease of 2.5 , ;Published 1 ,US$ 85.4m, M 5Q1 repr Anno revenue rep unc rese ease revenue of nts a yoy of 5.4% Price (US$) Volume (in 000's) Period High (Aug 25, 2014)$4.35 Period Average$2.97 Period Low (Jan 23, 2015)$2.08 P R O J E C T X P R E S SAA D D I T I O N A L X P R E S S I N F O R M A T I O N

PROJECT XPRESS A ADDITIONAL XPRESS INFORMATION

Xpress Volume at Various Prices

(US$ in million, except per share data)

From IPO on Nov 2, 2010 to Present

Total Volume	205,405,858
Volume-Weighted Average Price:	
Last Half Year	3.23
Last Year	3.10
Since IPO	5.16


Shares Traded
100,000,000
80,000,000
60,000,000
40,000,000
20,000,000
0
$2.00-$2.50
$2.50-$3.00
$3.00-$3.50
$3.50-$4.00
$4.00-$4.50
$4.50-$5.00
$5.00-$5.50
Beyond $5.50

	$2.00-$2.50	$2.50-$3.00	$3.00-$3.50	$3.50-$4.00	$4.00-$4.50	$4.50-$5.00	$5.00-$5.50	Beyond $5.50
% Traded	2.7%	25.9%	16.5%	9.5%	7.7%	3.7%	1.9%	32.1%
% Cumulative	2.7%	28.6%	45.0%	54.6%	62.3%	66.0%	67.9%	100.0%

Last Twelve Months as of July 23, 2015

Total Volume	51,588,733
Volume-Weighted Average Price:	
Last 1-month	3.40
Last 3-month	3.52
Since July 21, 2014	3.10


Shares Traded
25,000,000
20,000,000
15,000,000
10,000,000
5,000,000
0
$2.00-$2.50
$2.50-$3.00
$3.00-$3.50
$3.50-$4.00
$4.00-$4.50
$4.50-$5.00
$5.00-$5.50
Beyond $5.50

	$2.00-$2.50	$2.50-$3.00	$3.00-$3.50	$3.50-$4.00	$4.00-$4.50	$4.50-$5.00	$5.00-$5.50	Beyond $5.50
% Traded	8.6%	41.8%	26.1%	21.0%	1.4%	1.2%	0.0%	0.0%
% Cumulative	8.6%	50.4%	76.5%	97.4%	98.8%	100.0%	100.0%	100.0%

Source: Bloomberg, as of July 23, 2015

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Ownership Overview(1) Founders Xin Jin, Co-Founder, Chief Executive Officer Rubin Li, Co-Founder, Chairman and Vice President Jinbo Yao, Co-Founder 41,132,948 21,150,930 10,972,720 32.8% 16.9% 8.8% Others, 41.6% Other Major Shareholders Yufei Jiang Yafei Wang Founders, 58.4% 10,100,652 2,237,585 8.1% 1.8% Top Institutional Investors First Manhattan TCS Capital Management 3.4% 2.3% 4,253,388 2,905,548 Source: Company Note: (1) As of Jun 30, 2015 12 Total Outstanding(1)125,356,070100.0% Other Shareholders32,602,29926.0% Total Other Major Shareholders12,338,2379.8% Total Founders73,256,59858.4% Shareholders # of Ordinary Shares % Shareholders by Category P R O J E C T X P R E S SAA D D I T I O N A L X P R E S S I N F O R M A T I O N

NTM Adjusted EV/EBITDA Multiple Evolution ADJUSTED EV(1)/ NTM EBITDA ANALYSIS 12.0x 10.0x 8.0x 6.0x 4.0x 2.0x 0.0x Jul 2012 Jan 2013 Aug 2013 Feb 2014 Sep 2014 Mar 2015 Source: Capital IQ as of July 23, 2015 Note: (1) (2) Adjusted enterprise value excludes deferred revenue and student deposit; No projected NTM EBITDA after April 20, 2015. 13 Period High (Apr 15, 2014) 7.9x Period Median 4.5x Period Average 4.5x Period Low (Aug 10, 2012) 1.3x P R O J E C T X P R E S SAA D D I T I O N A L X P R E S S I N F O R M A T I O N

P R O J E C T X P R E S S B WACC Analysis

PROJECT XPRESS B WACC ANALYSIS

Weighted Average Cost of Capital (WACC) Analysis

($ in millions)

WEIGHTED AVERAGE COST OF CAPITAL ANALYSIS

Company	Enterprise Value		Net Debt / Total Cap.	Net Debt / Equity	Levered Beta	Unlevered Beta
U.S.-Listed Chinese Peers						
New Oriental Education	$2,868		0.0%	0.0%	1.117	1.117
TAL Education Group	2,579		0.0%	0.0%	0.699	0.699
Tarena International	525		0.0%	0.0%	1.730	1.730
China Distance Education	437		0.0%	0.0%	1.655	1.655
		Median	**0.0%**	**0.0%**	**1.386**	**1.386**
		Mean	**0.0%**	**0.0%**	**1.300**	**1.300**
U.S. Peers						
Graham Holdings Company	$3,912		0.0%	0.0%	0.632	0.632
Grand Canyon Education, Inc	2,091		0.0%	0.0%	0.862	0.862
Apollo Education Group, Inc	1,307		0.0%	0.0%	1.331	1.331
Capella Education Co.	539		0.0%	0.0%	0.714	0.714
K12, Inc	492		0.0%	0.0%	1.048	1.048
Bridgepoint Education, Inc	282		0.0%	0.0%	0.788	0.788
American Public Education, Inc	358		0.0%	0.0%	0.992	0.992
		Median	**0.0%**	**0.0%**	**0.862**	**0.862**
		Mean	**0.0%**	**0.0%**	**0.910**	**0.910**
Xueda Education Group	**$108**		**0.0%**	**0.0%**	**1.226**	**1.226**

Assumptions		Sensitivity Range Low	Sensitivity Range High	Implied Cost of Equity Low	Implied Cost of Equity High	Implied WACC Low	Implied WACC High
Unlevered Beta	1.250	0.900	1.400	9.9%	13.4%	9.9%	13.4%
Target Debt/Capitalization	0.0%						
Levered Beta[a]	1.250						
Marginal Tax Rate	25.0%						
Risk-Free Rate of Return[b]	3.6%	3.4%	3.6%	12.2%	12.4%	12.2%	12.4%
Equity Risk Premium[c]	7.0%	5.8%	7.0%	10.9%	12.4%	10.9%	12.4%
Cost of Equity[d]	12.4%						
Pre-Tax Cost of Debt	6.2%						
WACC[e]	**12.4%**						

Source: Company filings, Barra Beta Book, 2015 Ibbotson SBBI Book, Capital IQ, as of July 23, 2015

(a) Levered Beta = Unlevered Beta x [1 + (1 - Tax Rate)(Debt/Equity)];
(b) Represents 10-year China Treasury yield. Low end represents the current yield of RMB denominated bond issued by IFC;
(c) Represents long-horizon expected Equity Risk Premium based on differences of historical arithmetic mean returns on the S&P 500 from 1926 - 2014 (Ibbotson Yearbook). Low point of sensitivity range represents historical returns for global equity markets over short term government securities (1900 – 2011), per Dimson et al. (2012);
(d) Cost of Equity = (Risk Free Rate of Return) + (Levered Beta)(Equity Risk Premium);
(e) Weighted Average Cost of Capital = (After-Tax Cost of Debt)(Debt/Cap) + (Cost of Equity)(Equity/Cap).

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P R O J E C T X P R E S S C Premiums Paid Analysis

PROJECT XPRESS
C PREMIUMS PAID ANALYSIS

Analysis of Precedent China Going-Private Transactions[1]

Company	Announcement Date	Completed Date	Buyer Ownership	Initial Offer Price (US$)	Final Offer Price (US$)	Offer Raise Percentage	Price before Announcement	Premium over 1-Day Price	Premium over 30-Day VWAP
Dangdang	07/09/2015	Ongoing	35.9%	$ 7.81	NA	NA	$ 6.51	20.0%	(15.9%)
YY	07/09/2015	Ongoing	35.7%	68.50	NA	NA	58.4	17.4%	(1.2%)
China Nepstar Chain Drugstore	07/06/2015	Ongoing	79.5%	2.60	NA	NA	2.20	18.2%	(1.5%)
Kongzhong Corp	06/29/2015	Ongoing	24.7%	8.56	NA	NA	7.00	22.3%	11.5%
Momo	06/23/2015	Ongoing	47.8%	18.90	NA	NA	15.70	20.4%	15.3%
China Information Technology	06/22/2015	Ongoing	47.0%	4.43	NA	NA	3.36	31.8%	9.3%
Vimicro	06/22/2015	Ongoing	11.6%	13.50	NA	NA	12.33	9.5%	3.4%
AirMedia	06/19/2015	Ongoing	38.0%	6.00	NA	NA	3.52	70.5%	10.8%
Qihoo 360	06/17/2015	Ongoing	17.7%	77.00	NA	NA	66.05	16.6%	30.3%
Bona Film	06/12/2015	Ongoing	54.6%	13.70	NA	NA	12.86	6.5%	20.4%
Homeinns	06/11/2015	Ongoing	35.0%	32.81	NA	NA	30.17	8.8%	18.3%
21vianet	06/10/2015	Ongoing	19.3%	23.00	NA	NA	19.91	15.5%	17.5%
RenRen	06/10/2015	Ongoing	31.0%	4.20	NA	NA	4.11	2.2%	13.7%
E-House	06/09/2015	Ongoing	26.0%	7.38	NA	NA	6.71	10.0%	16.2%
JA Solar	06/05/2015	Ongoing	15.6%	9.69	NA	NA	8.08	19.9%	2.6%
Mindray	06/04/2015	Ongoing	27.8%	30.00	NA	NA	27.47	9.2%	3.9%
Taomee Holdings	06/01/2015	Ongoing	22.3%	3.59	NA	NA	2.99	20.0%	11.6%
China Mobile Games & Entertainment	05/18/2015	Ongoing	N/A	21.50	NA	NA	20.38	5.5%	3.6%
Wuxi PharmaTech	04/30/2015	Ongoing	1.4%	46.00	NA	NA	39.50	16.5%	17.1%
Perfect World	01/02/2015	Ongoing	28.3%	20.00	20.20	1.0%	15.80	27.8%	18.6%
Shanda Games	01/27/2014	Ongoing	76.2%	6.90	7.10	2.9%	5.70	24.6%	37.5%
AutoNavi	02/10/2014	07/17/2014	28.2%	21.00	21.00	0.0%	16.50	27.3%	15.7%
Giant Interactive	11/25/2013	07/18/2014	47.2%	11.75	12.00	2.1%	9.93	20.9%	27.6%
Charm	09/30/2013	09/24/2014	58.5%	4.70	4.70	0.0%	4.00	17.5%	14.1%
ChinaEdu	06/30/2013	04/24/2014	0.2%	7.00	7.00	0.0%	5.84	19.9%	16.2%
iSoftStone	06/06/2013	08/29/2014	18.7%	5.85	5.70	(2.6%)	4.84	17.8%	23.3%
Pactera	05/20/2013	03/26/2014	10.4%	7.00	7.30	4.3%	5.26	38.8%	28.4%
Camelot Information Systems	03/12/2013	03/29/2014	52.2%	1.85	2.05	10.8%	1.68	22.0%	35.9%
Simcere Pharmaceutical	03/11/2013	12/24/2014	66.9%	9.56	9.66	1.0%	8.00	20.8%	14.7%
Yongye International	10/15/2012	07/03/2014	29.9%	6.66	7.00	5.1%	4.80	45.8%	42.3%
Shengtai Pharmaceutical	04/17/2012	08/06/2013	40.5%	1.65	1.65	0.0%	1.10	50.0%	37.1%
Zhongpin	03/27/2012	06/27/2014	17.5%	13.50	13.50	0.0%	9.20	46.7%	40.6%
3SBio	09/12/2012	05/30/2013	13.9%	15.00	16.70	11.3%	11.60	44.0%	38.7%
Focus Media	08/13/2012	04/29/2013	18.5%	27.00	27.50	1.9%	23.40	17.5%	31.6%
ShangPharm Corporation	07/06/2012	03/20/2013	65.0%	9.00	9.00	0.0%	6.90	30.4%	35.5%
China Nuokang Bio-Pharm	05/09/2012	02/07/2012	61.2%	5.80	5.80	0.0%	3.70	56.8%	43.7%
Winner Medical Group	04/02/2012	12/13/2012	74.0%	4.30	4.50	4.7%	3.40	32.4%	25.6%
Yucheng Technologies	05/21/2012	12/28/2012	16.1%	3.80	3.90	2.6%	3.08	26.4%	26.4%
China Transinfo Technology	02/21/2012	11/02/2012	27.8%	5.65	5.80	2.7%	5.15	12.6%	24.4%
AsiaInfo-Linkage	01/20/2012	07/23/2013	6.4%	12.00	12.00	0.0%	9.90	21.2%	39.9%
		Mean	34.1%			2.3%		24.0%	20.1%
		Median	28.3%			1.0%		20.2%	17.9%
		75th Percentile						28.5%	30.6%
		25th Percentile						16.5%	11.6%
Xpress	**04/20/2015**		**58.6%**	**$ 3.38**	**$ 5.50**	**62.7%**	**$ 2.82**	**95.0%**	**86.4%**

Note: (1) As of July 23, 2015

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